Exhibit 10.3

Confidential Treatment Requested As To Certain Information Contained In This Exhibit

SECURED PROMISSORY NOTE: EQUIPMENT LOAN

SUMMARY OF TERMS AND DEFINITIONS

Date of Note:	December 22, 2003

Principal Amount:	Not to exceed *** Confidential Treatment Requested as to this Information***

Maker:	AVANT Immunotherapeutics, Inc. 119 Fourth Avenue Needham, Massachusetts 02494

Lender:	Massachusetts Development Finance Agency 75 Federal Street Boston, MA 02110

The term Lender shall include successors and assigns of Massachusetts Development Finance Agency and any future holder of this Note, and any participants in this Note.

Maturity Date:	December 21, 2010

Interest Rate:	*** Confidential Treatment Requested as to this Information*** per annum

Loan Term:	84 months

Amortization Schedule:	*** Confidential Treatment Requested as to this Information***

Monthly Payment:	*** Confidential Treatment Requested as to this Information***, subject to adjustment as provided in Section 4 of this Note.

Payment Day:

The first day of each month during the Loan Term, commencing with January 1, 2004.  If any such day is not a day when commercial banks are open for business in Boston, Massachusetts, then the applicable Payment Day shall be the next calendar day on which such banks are open for business.

Collateral:

All equipment now owned and acquired by the Maker, or hereafter acquired by the Maker, but only to the extent acquired by Maker, or for which Maker was reimbursed for its costs of acquiring the same, with the proceeds of this Note, together with all proceeds thereof, all as more particularly described in the Security Agreement of even date herewith between the Maker and the Lender.

Loan Documents:	This Note, the Security Agreement and any UCC-1 financing statements executed and delivered in connection therewith.

Obligations:	The Principal Amount, all interest accruing thereon at the Interest Rate, and all other payment obligations of the Maker under this Note.

1.  Promise to Pay; Payment.  For value received, Maker does hereby promise to pay to Lender, or to order, at the office of Lender set forth above or at such other place or to such other party as the holder of this Note may from time to time designate, the Principal Amount of this Note (as adjusted pursuant to Section 4 of this Note), together with interest thereon, as follows: (a) on the first Payment Day, an amount equal to all interest that has accrued (at the Interest Rate) on the outstanding balance of the Principal Amount from the date hereof through the first Payment Day; (b) on each of the next eleven Payment Days, an amount equal to all interest that has accrued (at the Interest Rate) on the outstanding balance of the Principal Amount since the Payment Day immediately preceding each such Payment Day; (c) on all subsequent Payment Days, an amount equal to the Monthly Payment; and (d) on the Maturity Date, a payment in an amount equal to all then outstanding Obligations.

2.  Calculation of Interest.  Interest shall be calculated on the basis of a year of 360 days comprised of 12 months of 30 days each and, for partial months, on the basis of actual days elapsed.  Interest on the Principal Amount shall be calculated as aforesaid and shall be payable in arrears on each Payment Day as part of the Monthly Payment.

3.  Conditions of Funding; Use of Proceeds.  The Lender shall have no obligation to advance any portion of the Principal Amount until (a) all of the documents set forth on Closing Agenda of even date herewith (describing, among other things, the loan evidenced hereby) have been executed and/or delivered to the Lender, and (b) the Maker shall have delivered manufacturers’ invoices for the items of equipment to be purchased with the proceeds of each such advance, specifying on a per item basis the serial numbers and costs therefor, together with such other information concerning such items of equipment as the Lender shall reasonably request.  The Maker shall use the proceeds of this Note solely to acquire, or to reimburse the Maker solely for the acquisition cost of, such items of equipment as the Lender shall approve in writing, such approval not to be unreasonably withheld, conditioned or delayed.

4.  Draw Downs; Recalculation of the Monthly Payment.  The Principal Amount shall be permanently reduced by any undisbursed portion thereof utilized by the Maker as a portion of the “Specialized TI Allowance” in accordance with Section 4.2 of the Lease.  The Maker may request advances of the Principal Amount from the Lender (in aggregate amount not to exceed the Principal Amount) until the first anniversary of the date of this Note.  Such requests shall specify the items of equipment to be acquired with the advances and shall be accompanied by manufacturers’ invoices therefore, specifying per item serial numbers and costs, together with such other information as the Lender may reasonably request.  If by the first anniversary of the date of this Note, the Maker has not requested advances equal to the full Principal Amount, then Lender’s commitment to lend hereunder shall be reduced to the aggregate principal amount advanced as of such anniversary and the Monthly Payment shall be adjusted, effective as of the thirteenth Payment Day and all Payment Days thereafter, to be an amount sufficient to amortize the aggregate principal amount advanced hereunder, with interest accruing thereon at the Interest Rate, over a six (6) year amortization schedule.

5.  Commitment Fee.  In consideration of the extension of the loan evidenced hereby, Maker shall pay a commitment fee to the Lender in the amount of *** Confidential Treatment Requested as to this Information***, which fee shall be nonrefundable, and shall be deemed fully earned and shall be payable on the date hereof.

6.  Application of Payments.  All payments and collections hereunder shall be applied first to Lender’s Costs, then to outstanding late charges, then to accrued and unpaid interest (including interest accrued at the default rate described herein), and then to reduce the Principal Amount then outstanding.  As used in this Note, “Costs” has the meaning given to such term in the Security Agreement.

7.  Prepayment.  Maker may at any time during the Loan Term make payment in full or in part of the Principal Amount outstanding hereunder, provided that all other outstanding Obligations have first been paid in full, and if they have not, then the amounts intended to be principal prepayments will, at Lender’s discretion, first be applied to such Obligations.  Any partial prepayment applied to the Principal Amount will be applied to principal due at the end of the term of this Note and will not postpone or reduce the amount of the Monthly Payment.

8.  Late Charge.  If any Monthly Payment or other Obligation shall remain unpaid for a period of ten (10) days after the due date therefor, the Maker shall then pay to Lender, in addition to all other amounts payable hereunder, a late charge equal to five percent (5%) of the amount of such Monthly Payment or other Obligation.

9.  Default Rate; Acceleration.  If (a) any Monthly Payment or other Obligation shall remain unpaid for a period of thirty (30) days after the due date therefor, (b) a default or event of default as described in Section 12.1 of the Lease of even date herewith between the Maker and the Lender (the “Lease”) occurs and is not waived or cured within the time period applicable thereto, if any, or (c) any event designated as an “Event of Default” in any other Loan Document occurs and is not waived or cured within the time period applicable thereto, if any (each of the foregoing, a “Note Default”), then (a) the Interest Rate shall be immediately and automatically increased by five percent (5%) per annum from the date of the Note Default until the date of such Note Default is cured, calculated on a daily basis, and (b) on the date of the expiration of the cure period applicable to a Note Default or at any time thereafter, the Lender may, upon written notice to Maker, declare all then-outstanding Obligations to be immediately due and payable.  Notwithstanding Lender’s option to accelerate, all then-outstanding Obligations shall automatically become immediately due and payable upon the occurrence of any of the following: (i) a proceeding under the United States Bankruptcy Code, as amended, and any similar or successor federal or state statute, or the rules and regulations promulgated thereunder, or under any other bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute, is filed with respect to Maker; or (ii) Maker becomes insolvent or fails generally to pay its debts as they become due.  Notwithstanding the foregoing provisions of this Section, the Lender acknowledges and agrees that any payment default under Section 9(a) above shall not constitute a default or an event of default under the Lease unless such payment default continues for five (5) days after notice from the Lender designating such default.

10.  Waiver; Cumulative Remedies.  Maker and all other parties who may be liable (whether as endorsers, guarantors, sureties or otherwise) for payment of any sum or sums due or to become due under the terms of this Note waive diligence, presentment, demand, protest, notice of dishonor, notice of intention to accelerate, notice of acceleration and notice of any other kind whatsoever (except for notices of defaults under this Note, the Security Agreement and/or the Lease that Lender has specifically agreed to give pursuant to the terms of this Note, the Security Agreement and/or Lease) and hereby consent to any number of renewals or extensions at any time in the payment of this Note.  No extension of time for payment of this Note made by any agreement with any person now or hereafter liable for payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part.  No delay or failure by Lender in exercising any right, power, privilege or remedy under the Loan Documents or applicable law shall be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and remedies provided for hereunder are cumulative and not exclusive of any other right or remedy available at law or in equity.  Lender may proceed against all or any of the Collateral or against any guarantor hereof, or may proceed contemporaneously or in the first instance against Maker, in such order and at such times following default hereunder as Lender may determine in its sole discretion.  All of the Obligations are absolute and unconditional, and shall not be subject to any offset or deduction whatsoever.  Maker waives any right to assert, by way of counterclaim or affirmative defense in any action to enforce Maker’s obligations hereunder, any claim whatsoever against the Lender of this Note, except for claims based solely on Lender’s gross negligence or willful misconduct.

11.  The Loan Documents.  This Note is the Note referred to in the Loan Documents.  Maker’s acknowledges that payment and performance of all of the Obligations are secured by the Collateral.

12.  Amendments; Notices.  This Note may not be changed orally, but only by an agreement in writing signed by Maker and Lender.  All notices, requests and demands permitted or required under the terms of this Note shall be in writing, and shall be deemed to have been given when delivered by hand, when sent by facsimile (transmission confirmed), 1 day after delivery to any national overnight delivery service (delivery charges prepaid), or 3 days after deposit in the U.S. mails (postage prepaid, certified and return receipt requested), and addressed to the parties at their respective addresses appearing on the first page hereof or to such other address as a party may designate in a written notice to the other party given in accordance with this Section.  Notices to Maker shall be sent as aforesaid to the attention of the Mr. Michael Furlong (or his successor as Senior Director, Business Development), with a copy to Mr. Avery Catlin (or his successor as Chief Financial Officer).

13.  Governing Law; Jurisdiction and Forum for Enforcement.  This Note is executed and delivered by Maker in Boston, Massachusetts and is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, (without regard to conflicts of law provisions).  In any action or proceedings arising out of or relating to this Note or the interpretation or enforcement thereof, Maker hereby absolutely and irrevocably (a) consents to the application of the laws of the Commonwealth of Massachusetts (without regard to conflicts of law provisions), and (b) agrees that the service thereof may be made in the manner and to the addresses specified for notices in this Note.  Anything hereinbefore to the contrary notwithstanding, Lender may sue any Maker in the courts of any country, state of the United States or place where Maker or any of its property or assets may be found or in any other appropriate jurisdictions (including, without limitation, the state and federal courts located in the Commonwealth of Massachusetts), and Maker hereby waives any objection that it may have to the location of any such court in which Lender has commenced any proceeding.  Maker specifically acknowledges that application of Massachusetts law to any action or proceedings arising out of or relating to this Note or the interpretation or enforcement thereof constitutes a material inducement for Lender to accept this Note and to enter into the Loan Documents.

14.  Severability; Usury.  If any provision of this Note shall be determined to be invalid or unenforceable under law, such determination shall not affect the validity or enforcement of the remaining provisions of this Note.  Notwithstanding any provision contained in this Note or in any Loan Document, the maximum amount of interest and other charges in the nature thereof contracted for or payable shall not exceed the maximum amount of interest and other charges allowable by law.  If the same shall be determined to exceed such maximum amount, the same shall be deemed reduced to such maximum amount.

15.  WAIVER OF JURY TRIAL AND DAMAGES.  MAKER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY JURISDICTION, COURT AND PROCEEDING WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THIS NOTE AND THE OTHER LOAN DOCUMENTS.   MAKER AND LENDER AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, MAKER WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL OR OTHER TYPE OF DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  MAKER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS.  MAKER ACKNOWLEDGES THAT THE FOREGOING WAIVERS CONSTITUTE A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THE LOAN DOCUMENTS AND ACCEPT THIS NOTE.  BY EXECUTING AND DELIVERING THIS NOTE, MAKER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

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Executed as a sealed instrument as of the date first set forth above.

WITNESS:		AVANT IMMUNOTHERAPEUTICS, INC.

By:	/s/ David T. Slatery	By:	/s/ Una S. Ryan
	(Signature)		(Signature)

David T. Slatery			Una S. Ryan
President and C.E.O.		President and Chief Executive Officer
(Printed Name and Title)			(Printed Name and Title)